UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2006
RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon (State or Other Jurisdiction of Incorporation)	0-26844 (Commission File Number)	93-0945232 (IRS Employer Identification No.)

5445 NE Dawson Creek Drive Hillsboro, Oregon (Address of Principal Executive Offices)	97124 (Zip Code)
Registrant’s telephone number, including area code: (503) 615-1100
No Change
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02. Results of Operations and Financial Condition.
     The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or any proxy statement or report or other document we may file with the SEC, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such filing.
     On January 3, 2006, RadiSys Corporation (the “Company”) issued a press release revising guidance for the fourth quarter. A copy of this press release is attached hereto as Exhibit 99.1.
     The press release contains forward-looking statements, including the statements about the Company’s guidance for the fourth quarter, particularly with respect to anticipated revenues and diluted earnings per share. Actual results could differ materially from our guidance in these forward-looking statements as a result of a number of risk factors described in the press release and other risk factors listed from time to time in the Company’s SEC reports, including those listed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and in the Company’s Quarterly Reports on Form 10-Q filed with the SEC each fiscal quarter, and other filings with the SEC, copies of which may be obtained by contacting the Company’s at 503-615-1100 or at the Company’s investor relations website at http://www.radisys.com.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     The following exhibits are furnished with this report on Form 8-K:

Exhibit
Number	Description
99.1	Press Release, dated January 3, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION
Date: January 5, 2006	By:	/s/ Brian Bronson
		Name:	Brian Bronson
		Title:	VP of Finance and Business Development

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated January 3, 2006